UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): May 17, 2019

Protective Insurance Corporation
(Exact Name of Registrant as Specified in Charter)

Indiana	0-5534	35-0160330
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

111 Congressional Boulevard, Carmel IN		46032
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code 317-636-9800

Not Applicable
 (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, No Par Value	PTVCA	The Nasdaq Stock Market LLC
Class B Common Stock, No Par Value	PTVCB	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.         ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(1)
At a special meeting on May 17, 2019, the Board of Directors (the “Board”) of Protective Insurance Corporation (the “Company”), upon the recommendation of the Nominating and Governance Committee of the Board, appointed Jeremy D. Edgecliffe-Johnson to serve as the Company’s Chief Executive Officer (“CEO”) and to serve as a member of its Board, effective May 22, 2019.  Mr. Edgecliffe-Johnson will also become the Company’s principal executive officer effective as of May 22, 2019.

Mr. Edgecliffe-Johnson, age 48, most recently served as President, U.S. Commercial of American International Group, Inc. (“AIG”) from February 2016 to December 2017, with responsibility for underwriting, operations, claims and distribution in the U.S., Canada, Brazil, Mexico and Puerto Rico.  He served as Chief Executive Officer and President of Lexington Insurance Company, AIG’s excess and surplus lines unit, from February 2013 to December 2017.  Mr. Edgecliffe-Johnson served in various executive leadership roles at AIG between 2000 and 2013, including Specialty Product Line Executive, U.S. & Canada; President of Cat Excess Liability; U.S. Executive for Energy Excess Casualty; and Regional Vice President for the Mid-Atlantic territory. Prior to joining AIG, Mr. Edgecliffe-Johnson served as a broker for Sedgwick, Inc. and Marsh, Inc.

There are no arrangements or understandings between Mr. Edgecliffe-Johnson and any other person pursuant to which Mr. Edgecliffe-Johnson was selected as a director or an officer of the Company.    There are no transactions in which the Company and/or its subsidiaries were a party and in which Mr. Edgecliffe-Johnson has a direct or indirect material interest that would require disclosure under Item 404(a) of Regulation S-K. There is no family relationship between Mr. Edgecliffe-Johnson and any director or officer of the Company.

(2)
In connection with his appointment as CEO, the Company entered into an employment agreement (the “Agreement”) with Mr. Edgecliffe-Johnson, effective as of May 22, 2019.   Under the Agreement, Mr. Edgecliffe-Johnson will serve as CEO until May 22, 2024 (the “Initial Term”), unless earlier terminated by the Company or by Mr. Edgecliffe-Johnson.   Upon the expiration of the Initial Term, the Agreement will be automatically extended for additional 12-month periods unless either party gives written notice to the other at least 90 days prior to the commencement of the next scheduled extension.

Under the Agreement, Mr. Edgecliffe-Johnson will receive 70,000 restricted shares of the Company’s Class B common stock (the “Stock Grant”) on May 22, 2019 of which 35,000 shares will vest as of June 1, 2022; 21,000 shares will vest as of June 1, 2023, and 14,000 shares will vest as of June 1, 2024. Mr. Edgecliffe-Johnson’s annualized base salary is $600,000, which may be increased by the Compensation Committee of the Company’s Board but may not be decreased.   He is eligible to receive awards under the Company’s incentive bonus plans, including an annual award under the Short-Term Incentive Plan (“STIP”) with a target annual value of at least $600,000 and awards under the Long-Term Incentive Plan (“LTIP”) with a target annual value of at least $900,000. His annual targets under the STIP and LTIP will be pro-rated for 2019, and his payout under the STIP for 2019 will be at the target amount.   Mr. Edgecliffe-Johnson is also entitled to participate in all benefit plans offered to other senior executives and to Company employees generally.    In addition, the Company will provide Mr. Edgecliffe-Johnson with a cash relocation package of $150,000, which is subject to full repayment by Mr. Edgecliffe-Johnson if his employment is terminated by the Company for cause (as defined in the Agreement) or by him without good reason (as defined in the Agreement) prior to December 31, 2019. During his term as CEO, Mr. Edgecliffe-Johnson will not be entitled to any fees or other compensation for his services as a member of the Board.

The Company may terminate Mr. Edgecliffe-Johnson’s employment at any time with or without cause. If Mr. Edgecliffe-Johnson is terminated without cause, including as a result of the Company’s delivery of a notice of non-extension of the Agreement, or he resigns for good reason, he will receive a cash payment equal to his annual base salary in effect at the time of termination plus his target STIP and LTIP awards in effect upon his separation from the Company, a pro-rated share of both his STIP and LTIP awards for the year in which termination occurs, the vesting of any unvested equity awards, including any unvested portion of the Stock Grant, the reimbursement of his costs associated with the continuation of certain health and welfare benefits for a period of up to 12 months and the cash payment of any annual, long-term or other incentive award with a performance period ending prior to the termination date and payable but not yet paid as of such date. If Mr. Edgecliffe-Johnson’s employment is terminated due to his death or disability, he will receive a pro-rated share of both his STIP and LTIP awards for the year in which termination occurs, the vesting of any unvested equity awards, including any unvested portion of the Stock Grant, and the cash payment of any annual, long-term or other incentive award with a performance period ending prior to the termination date and payable but not yet paid as of such date.  If Mr. Edgecliffe-Johnson’s employment is terminated as a result of his delivery of a notice of non-extension of the Agreement, any unvested equity awards will vest upon such termination and he will be entitled to receive all STIP and LTIP awards for the last performance year of the term of the Agreement based on the Company’s actual performance for the relevant performance period.
The Agreement contains a change in control benefit that is payable if Mr. Edgecliffe-Johnson’s employment is terminated by the Company without cause and in anticipation of a change in control (as defined in the Agreement) to be effectuated within 120 days of the termination date or by either the Company without cause or by Mr. Edgecliffe-Johnson for good reason on or before the 24-month anniversary of a change in control.   If the termination occurs on or before May 22, 2021, Mr. Edgecliffe-Johnson will receive a lump sum cash payment equal to the sum of his annual base salary in effect at the time of the termination plus his target STIP and LTIP awards in effect upon his separation from the Company.   In addition, 35,000 shares of the Stock Grant will fully vest, while the remainder of the Stock Grant will be forfeited.  If the termination occurs after May 22, 2021, Mr. Edgecliffe-Johnson will receive a lump sum cash payment equal to two times the sum of his annual base salary in effect at the time of the termination plus his target STIP and LTIP awards in effect upon his separation from the Company.   In addition, any unvested portion of the Stock Grant will fully vest.

The Agreement includes provisions requiring Mr. Edgecliffe-Johnson to maintain the confidentiality of the Company’s confidential information and subjects Mr. Edgecliffe-Johnson to non-competition and non-solicitation provisions during the term of the Agreement and for 12 months thereafter.

The preceding description of the Agreement is a summary of its material terms, does not purport to be complete, and is qualified in its entirety by reference to the Agreement, a copy of which is being filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

(3)
At the special meeting on May 17, 2019, the Board, upon the recommendation of the Nominating and Governance Committee of the Board, appointed Stephen J. Gray to serve as a director, effective immediately.   Mr. Gray will serve for a term expiring at the Company’s 2020 annual meeting of shareholders and until his successor is elected and has qualified.

Mr. Gray, age 65, has served as a director and consultant for SRC Holdings Corporation, a remanufacturer to original equipment manufacturers in North America, since 2008.  From 1983 until 2007, Mr. Gray served in several executive roles with divisions of BMO Harris Bank, N.A., including Vice President of Commercial Banking and Senior Vice President of Commercial Mid-Market & Institutional Markets.  In addition, he served as President and CEO of Harris Bank, Glencoe from 1999 until 2003.   Mr. Gray has been appointed to serve on the Company’s Investment and Strategic Evaluation Committees.

There are no arrangements or understandings between Mr. Gray and any other person pursuant to which Mr. Gray was selected as a director.    There are no transactions in which the Company and/or its subsidiaries were a party and in which Mr. Gray has a direct or indirect material interest that would require disclosure under Item 404(a) of Regulation S-K.   There is no family relationship between Mr. Gray and any director or officer of the Company. As a non-employee director, Mr. Gray received a pro-rated annual director equity grant on May 17, 2019 and will participate in the non-employee director compensation arrangements described in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on April 5, 2019.

(4)
On May 21, 2019, the Company’s Compensation Committee approved a discretionary bonus of $200,000 for Mr. John D. Nichols, Jr. in recognition of his exceptional performance as Interim CEO.  The bonus is payable in equal portions of cash and unrestricted shares of the Company’s Class B common stock.  Effective May 22, 2019, Mr. Nichols will cease serving as the Company’s Interim CEO and principal executive officer.  Mr. Nichols continues to serve as Chairman of the Board.  Effective May 22, 2019, Mr. Nichols is eligible to participate in the non-employee director compensation arrangements described in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on April 5, 2019.  On May 22, 2019, Mr. Nichols will receive a pro-rated annual director equity grant.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

At its special meeting on May 17, 2019, the Board adopted and approved an amendment and restatement of Article 4, Section 4.2 of its Code of Bylaws to change the permissible range of directors from no less than six and no more than nine to no less than six and no more than 11.   As amended and restated, Article 4, Section 4.2 now reads as follows:

Section 4.2. Number and Terms of Office.  There shall be no less than six (6) but no more than eleven (11) Directors of the Corporation, who shall be elected at each annual meeting of the shareholders, to serve for a term of one (1) year and until their successors shall be chosen and qualified, or until removal, resignation or death.  If the annual meeting of the shareholders is not held at the time designated in this Code of By-Laws, such failure shall not cause any defect in the existence of the Corporation, and the Directors then in office shall hold over until their successors shall be chosen and qualified.

Item 7.01 Regulation FD Disclosure.

A copy of the press release announcing Mr. Edgecliffe-Johnson’s appointment as CEO and a director and Mr. Gray’s appointment as a director is furnished herewith as Exhibit 99.1 and is incorporated into this Item 7.01 by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit 10.1	Employment Agreement, effective as of May 22, 2019, by and between the Company and Jeremy D. Edgecliffe-Johnson.

Exhibit 99.1 Press release issued by the Company on May 21, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PROTECTIVE INSURANCE CORPORATION

May 21, 2019                                                                    By:    /s/ John D. Nichols, Jr.
          John D. Nichols, Jr.,
          Interim Chief Executive Officer & Chairman of the Board of Directors